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                                                                 EXHIBIT 22
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                        CONSOLIDATED FREIGHTWAYS, INC.
                    SIGNIFICANT SUBSIDIARIES OF THE COMPANY
                              December 31, 1994

 The Company and its significant subsidiaries were:

                                                               State or
                                          Percent of          Province or
                                         Stock Owned           Country of
Parent and Significant Subsidiaries      by Company          Incorporation
- -----------------------------------    ---------------      ---------------

Consolidated Freightways, Inc.                                 Delaware

Significant Subsidiaries of Consolidated Freightways, Inc.
- ----------------------------------------------------------

Consolidated Freightways
  Corporation of Delaware                    100               Delaware
  Canadian Freightways, Limited              100               Alberta,
                                                               Canada
    Milne & Craighead Customs Brokers
      (Canada) Ltd.                          100               Canada
    Canadian Freightways Eastern Limited     100               Ontario,
                                                               Canada
    United Terminals LTD.                    100               Canada

Menlo Logistics, Inc.                        100               California

Road Systems, Inc.                           100               California

Willamette Sales Co.                         100               Oregon

Con-Way Transportation Services, Inc.        100               Delaware
  Con-Way Western Express, Inc.              100               Delaware
  Con-Way Central Express, Inc.              100               Delaware
  Con-Way Southern Express, Inc.             100               Delaware
  Con-Way Truckload Services, Inc.           100               Delaware

Emery Air Freight Corporation                100               Delaware
Emery Worldwide Airlines, Inc.               100               Nevada